UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14A-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JONES SODA CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 30, 2003

2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given, that the 2003 Annual Meeting of Shareholders of Jones Soda Co., a Washington corporation (the “Company” or “Jones”), will be held at 2:00 p.m. on May 30, 2003 at the Company’s offices at 234 Ninth Avenue North, Seattle, Washington for the following purposes:

1.	to elect seven directors to the Company’s board of directors;

2.	to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

3.	to transact such other business as may properly come before the meeting and any adjournments thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

JONES SODA CO.

JENNIFER L. CUE

Secretary

Seattle, Washington

May 6, 2003

IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. Promptly signing, dating and returning the proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

234 Ninth Avenue North

Seattle, Washington 98109

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jones Soda Co., to be voted at the 2003 annual meeting of the shareholders of the Company, which will be held at 2:00 p.m. (local time) on May 30, 2003, or at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Company’s corporate offices at 234 Ninth Avenue North, Seattle, Washington for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Voting and Outstanding Shares

Only shareholders of record of the Company’s common stock (the “Common Stock”) at the close of business on April 25, 2003, are entitled to notice of and to vote at the Annual Meeting. There were 19,800,596 shares of Common Stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 33 1/3% of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Under Washington law and the Company’s Articles of Incorporation, assuming the presence of a quorum, the election of the Company’s directors requires a plurality of votes represented in person or by proxy at the meeting, and each of the other proposals described in the accompanying Notice to Shareholders requires that the votes cast in favor exceed the votes cast against the proposal. Pacific Corporate Trust Company, the Company’s transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Common Stock in their names that are beneficially owned by others to forward to such beneficial owners.

The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

The Company intends to mail this Proxy Statement and accompanying proxy card on or about May 6, 2003, to all shareholders entitled to vote at the Annual Meeting.

Shareholder Proposals for 2004 Annual Meeting

Shareholder proposals that are intended to be presented at next year’s 2004 annual shareholders’ meeting must be received by the Company not later than January 18, 2004, in order to be included in the proxy statement and form of proxy relating to the 2004 annual meeting. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company at or prior to the Annual Meeting either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of April 25, 2003, certain information regarding the beneficial ownership of the Company’s outstanding Common Stock by: (i) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock; (ii) the Company’s Chief Executive Officer; (iii) each current director and director nominee of the Company, and (iv) all directors and executive officers of the Company as a group. As of such date, there were 19,800,596 shares of Common Stock issued and outstanding. Unless otherwise indicated, each person’s address is: c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109.

Name and Address	Number of Shares(1)	Percent
5% Owners:
Arnhold & S. Bleichroeder, Inc. 1345 Avenue of the Americas New York, NY 10105-4300	2,017,716	10.2%

Gilbert E. LeVasseur Jr. Revocable Trust 26 Corporate Plaza, Suite 280 Newport Beach, CA 92660	1,141,700	5.8

Officers and Directors:
Peter M. van Stolk(2)	2,210,894	10.8

Jennifer L. Cue(3)	830,134	4.0

Ron B. Anderson(4) 3953 West 38th Avenue Vancouver, B.C. V6N 2Y7 CANADA.	154,300	**

William Collin(5) 400 Eastover Road Charlotte, NC 28207	35,000	**

Peter Cooper(6) 26 Corporate Plaza, Suite 280 Newport Beach, CA 92660	1,208,300	6.1

Michael M. Fleming(7) 1420 Fifth Avenue, Suite 4100 Seattle, WA 98101	80,000	**

Matthew Kellogg(8) 200 1st Avenue West, Suite 400 Seattle, WA 98119	170,000	**

All current directors and executive officers as a group (7 persons)(9)	4,688,628	20.6%

**	Less than one percent

(1)	The above table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that the each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes 315,000 shares subject to stock options that are exercisable within 60 days of April 25, 2003 (“Vested Options”) held by Mr. van Stolk, and 320,000 Vested Options held of record by 543608 BC Ltd., a British Columbia corporation for which Mr. van Stolk serves as sole shareholder. Also includes 911,250 shares held in escrow, pursuant to the terms of an Escrow Agreement dated November 15, 2002.

(3)	Includes 630,000 shares subject to Vested Options held by Ms. Cue, and 120,000 shares subject to Vested Options held of record by 548919 BC Ltd., a British Columbia corporation for which Ms. Cue serves as sole shareholder. Also includes 12,500 shares held in escrow, pursuant to the terms of an Escrow Agreement dated November 15, 2002.

(4)	Includes 80,000 shares subject to Vested Options held by Mr. Anderson.

(5)	Consists of 35,000 shares subject to Vested Options held by Mr. Collin.

(6)	Includes 1,105,800 shares held by Clifton Investments, L.P. and 22,500 shares held by Willowbrook Investments L.P. Mr. Cooper is the managing member of Cooper Capital, LLC, which serves as the sole general partner of each of Clifton Investments, L.P. and Willowbrook Investments L.P. The general partner may be deemed to have shared voting and investment power for the shares held by such limited partnerships. Mr. Cooper disclaims beneficial ownership of all such shares held by Clifton Investments, L.P. and Willowbrook Investments L.P., except to the extent of his proportionate pecuniary interests therein. Also includes 80,000 shares subject to Vested Options held by Mr. Cooper.

(7)	Consists solely of 80,000 shares subject to Vested Options held by Mr. Fleming.

(8)	Includes 120,000 shares subject to Vested Options held by Mr. Kellogg.

(9)	Consists of Peter van Stolk, Jennifer Cue, Ron Anderson, William Collin, Peter Cooper, Michael Fleming and Matthew Kellogg. Includes an aggregate of 1,780,000 shares subject to Vested Options held by such persons.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1933, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Reporting Persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received or written communications from certain Reporting Persons, the Company believes that, except as set forth below, during the 2002 fiscal year, all Reporting Persons complied with all Section 16(a) filing requirements. The following Reporting Persons had late filings for 2002: (1) Peter van Stolk filed a late Form 4 to report a June 2002 grant of stock options for 150,000 shares; (2) Jennifer Cue filed a late Form 4 to report an open market purchase of 5,000 shares in October 2002, and a late Form 4 to report the extension until December 31, 2005 of her stock options for 475,000 shares that were to expire in 2003; (3) Ron Anderson filed a late Form 4 to report a December 2002 grant of stock options for 20,000 shares; (4) William Collin filed a late Form 4 to report a December 2002 grant of stock options for 20,000 shares; (5) Peter Cooper filed a late Form 4 to report a December 2002 grant of stock options for 20,000 shares; (6) Michael Fleming filed a late Form 4 to report a December 2002 grant of stock options for 20,000 shares; and (7) Matthew Kellogg filed a late Form 4 to report a December 2002 grant of stock options for 100,000 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s board of directors is currently comprised of seven directors, all of which positions are to be elected at the Annual Meeting. If elected at the Annual Meeting, each director would hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

The Company’s board of directors has nominated the persons named below as candidates for election at the Annual Meeting. Each of the persons nominated is a current director of the Company. Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the seven nominees named below. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the board of directors may propose.

Nominees

Set forth below is biographical information for each of the seven nominees as director.

Peter M. van Stolk is the founder of the Company, and has served as our President, Chief Executive Officer and a director since May 1993. Mr. van Stolk began his career in the beverage industry in 1987 when he founded Urban Hand Ltd., a predecessor company to Jones Soda Co. Mr. van Stolk is also a member of the Social Venture Network. He attended Grant McKewan College in Edmonton, Alberta.

Jennifer L. Cue has served as our Chief Operating Officer since October 2002, Corporate Secretary since August 1997, Chief Financial Officer since February 1997, Vice President, Corporate and Financial Development, between October 1995 and January 1997, and a director since March 1995. Prior to October 1995, Ms. Cue served as Vice President Investment Research of D. Grant Macdonald Capital Corporation from February 1994, and prior to that served as Vice President, Investments at Penfund Management in Toronto, Ontario from November 1990. From 1986 to 1988, Ms. Cue worked in Commercial Banking for Lloyds Bank Canada. Ms. Cue holds an MBA from McGill University in Montreal and a Bachelor of Commerce from the University of British Columbia in Vancouver, British Columbia. Ms. Cue is also a Chartered Financial Analyst.

Ron B. Anderson has served as one of our directors since July 1994. Mr. Anderson is currently President of North Point Capital Corp., a private merchant banking company, and is the Senior Vice President, Corporate Development of ParkSide Developments L.P., a private partnership involved in real estate development and an affiliate of North Point Capital. Mr. Anderson is a Certified General Accountant and holds a B. Comm. from the University of British Columbia in Vancouver, B.C.

William Collin was appointed as one of our directors in August 2001. Mr. Collin is currently President of Summit Capital Advisors, LLC, a financial advisory firm focused on the consumer products sector. From 1997 to 2000, Mr. Collin was a managing director in the investment banking department with First Union Securities, Inc. (“First Union”) and its predecessors where he held corporate finance positions as head of the Consumer Products Group and co-head of origination in First Union’s northern operations. From 1994 to 1997, Mr. Collin served as a director in the corporate finance department of Deutsche Morgan Grenfell (“DMG”). Prior to DMG, he was a director of PNC Corporate Finance and spent nine years at Kidder, Peabody & Co. Incorporated where he was a member of the corporate finance group. Mr. Collin received his M.B.A. from Harvard Business School and his Bachelor of Arts in Economics, magna cum laude, from Duke University.

Peter Cooper has served as one of our directors since May 1999 and has served as Chairman of the Board since October 1999. Since 1992, Mr. Cooper has been the owner of P.C. Cooper & Co. Inc, a U.S. based investment company with interests in real estate and private companies. Mr. Cooper is also a founding partner of Cooper & LeVasseur, a “special situation” investment partnership. From 1986 through 1994, Mr. Cooper served as Chief Executive of L.D. Nathan & Co., Ltd., a New Zealand based retail and consumer brand company and, following the merger with Lion Breweries, as an Executive Director of Lion Nathan Limited. Mr. Cooper received an Honors Degree in Law from Auckland University and was admitted as a Barrister and Solicitor in New Zealand in 1977.

Michael M. Fleming has served as one of our directors since April 1997. Since February 2000, Mr. Fleming has been an attorney with the law firm of Lane Powell Spears Lubersky LLP in Seattle, Washington, specializing in real estate, dispute resolution, securities and environmental matters. From November 1992 to February 2000, Mr. Fleming was an attorney with the law firm of Ryan, Swanson & Cleveland in Seattle, Washington. He is also the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington. Since April 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law.

Matthew Kellogg has served as one of our directors since May 1999, and acted as Executive Chairman of the Company from April 2002 to October 2002. Mr. Kellogg is currently the Managing Member of Kingfisher Capital, LLC. From 1997 to 1999, Mr. Kellogg was the Business Development Director for Playnetwork, Inc. From 1993 to 1996, Mr. Kellogg served as the Managing Member of MTC, LLC, a restaurant management firm. Mr. Kellogg holds a Bachelor of Science degree from Skidmore College.

The Board of Directors recommends that the shareholders vote “FOR”

each of the above nominees as director to the Company

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers and their ages as of April 25, 2003, are as follows:

Name	Age	Position
Peter M. van Stolk(1)(2)	39	President, Chief Executive Officer and Director
Jennifer L. Cue(3)	39	Chief Financial Officer, Chief Operating Officer, Secretary and Director
Ron B. Anderson(2)(3)	50	Director
William Collin(1)(3)	44	Director
Peter Cooper(1)(2)	51	Director and Chairman of the Board
Michael M. Fleming(1)	54	Director
Matthew Kellogg	37	Director

(1)	Member of Compensation Committee

(2)	Member of Nomination Committee

(3)	Member of Audit Committee

Officers of the Company are appointed by the board of directors. Each officer named above will serve until his or her successor is appointed or until his or her earlier death, resignation or removal. It is expected that each of the above officers will be reappointed by the Board of Directors immediately following the Annual Meeting. For the biographical summary of our executive officers and directors, see “Nominees” above.

Board Meetings and Committees

During the 2002 fiscal year, the Board of Directors had eight meetings. Each director was in attendance at more than 75% of the meetings held of the Board and any committees on which she or he served during his or her tenure as a director in 2002.

The Company currently has an Audit Committee, a Compensation Committee and a Nomination Committee.

Audit Committee

The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, financial and internal control practices of the Company and its subsidiaries. The committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of the Company and its subsidiaries. The committee annually reviews the qualifications and objectivity of the Company’s independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and result of their audit, reviews and approves their non-audit services and related fees, is informed of their significant audit findings and management’s responses thereto, and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The committee meets quarterly and must be constituted of at least three directors, two of whom are not officers of the Company.

During 2002, the Audit Committee consisted of Ron Anderson (Chair), William Collin and Jennifer Cue. The Audit Committee had four meetings in the 2002 fiscal year. As of the end of the 2002 fiscal year, two of the three members of the Audit Committee were “independent directors” as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Company’s Board of Directors has not adopted a written charter for the Audit Committee.

Compensation Committee

The Compensation Committee oversees incentive compensation plans for officers and key employees and approves standards for setting compensation plans for senior executives. The committee also approves the compensation of certain employees whose salary are above specified levels and makes recommendations to the Board for approval as required. The committee also recommends bonuses and stock option awards. This committee meets as required.

The Compensation Committee consists of Michael Fleming (Chair), Peter Cooper, William Collin and Peter van Stolk. The Compensation Committee met once during the 2002 fiscal year.

Nomination Committee

The Nomination Committee identifies and recommends candidates for election to the Board. It advises the Board on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors, and compensation and benefit programs for non-employee directors. The committee makes recommendations relating to the duties and membership of committees of the Board. The committee recommends processes to evaluate the performance and contribution of individual directors and the Board as a whole and approves procedures designated to provide that adequate orientation and training are provided to new members of the Board. The Nomination Committee consults with the Chief Executive Officer in its process of recruiting new directors. The Nomination Committee may also assist in locating senior management personnel.

The Nomination Committee consists of Peter Cooper (Chair), Ron Anderson and Peter van Stolk. The Nomination Committee did not meet in the 2002 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants, and upon the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Ron Anderson

William Collin

Jennifer Cue

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

EXECUTIVE COMPENSATION

Chief Executive Officer Compensation

The following table shows for each of the three fiscal years ended December 31, 2002, 2001, and 2000, respectively, certain compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer. Other than the Chief Executive Officer, no executive officer earned more than $100,000 in salary and bonus for the 2002 fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation				Long Term Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Under Options Granted(1)(#)
Peter van Stolk,
Chief Executive Officer	2002	$90,000	$101,416	—		250,000
	2001	$90,000	$70,000	$15,984		60,000
	2000	73,758	Nil	49,000	(2)	20,000

(1)	All referenced options granted are exercisable at prices equal to or higher than the fair market value of the Common Stock on the respective dates of grant.

(2)	Represents a one-time payment made in 2000 to reimburse Mr. van Stolk for taxes incurred in connection with the sale of stock options, which resulted in additional equity financing for the Company in 1997.

Stock Option Grants

The following table shows information regarding stock options granted to the Chief Executive Officer during the 2002 fiscal year:

Name	No. of Shares Underlying Options Granted	Percentage of Total Options Granted to Employees	Exercise Price Per Share (US$)	Expiration Date(1)
Peter van Stolk	100,000	15.1%	$0.50	April 11, 2007
	150,000	22.7%	$0.46	June 27, 2007

(1)	The options vest over a period of 18 months from the grant date, with 25% vested on the grant date and 25% vesting on each six month anniversary of the grant date.

Aggregated Option Exercises and Fiscal Year-End 2002 Option Values

The following table shows certain information regarding the value of unexercised options held at fiscal year end by the Chief Executive Officer. The Chief Executive Officer did not exercise any stock options during the 2002 fiscal year.

	No. of Shares of Common Stock Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter van Stolk	715,000	125,000	N/A	N/A

Equity Compensation Plan Information

The following table gives information as of December 31, 2002, about shares of Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s 1996 Stock Option Plan and 2002 Stock Option Plan, which are the Company’s only existing equity compensation plans.

Plan Category	(a) No. of Shares to be Issued Upon Exercise of Outstanding Stock Options	(b) Weighted Average Exercise Price of Outstanding Stock Options		(c) No. of Shares Available for Future Issuance(1)		(d) Total of Shares Reflected in Columns (a) and (c)
Equity Compensation Plans Approved by Shareholders(2)	2,543,500	$0.59	(3)	1,018,000	(4)	3,561,500

Equity Compensation Plans Not Approved by Shareholders	N/A	N/A		N/A		N/A

TOTAL	2,543,500	$0.59	(3)	1,018,000	(4)	3,561,500

(1)	Excludes from this calculation the number of shares reflected in Column (a).

(2)	Consists solely of the 1996 Stock Option Plan and 2002 Stock Option Plan.

(3)	Exercise prices in this table are reflected in U.S. dollars. The exercise prices of outstanding options granted under the 1996 Stock Option Plan are in Canadian dollars, and weighted average of those exercise prices is Cdn. $0.92. The aggregate weighted average exercise price in the table above is U.S. dollars, based on a currency exchange rate of Canadian dollars into U.S. dollars of 1:0.675476, as quoted by the Universal Currency Converter on March 18, 2003.

(4)	The 2002 Stock Option Plan initially provides for 1,500,000 shares available for issuance under the plan, with an increase of up to an additional 250,000 shares (or such lesser number as approved by the Board of Directors) on January 1 of each fiscal year during the 10-year term of the plan, beginning January 1, 2003 through and including January 1, 2012. Accordingly, as of December 31, 2002, there were a total of 1,500,000 shares available for issuance under the 2002 plan, but there is an aggregate maximum of up to 3,750,000 shares available over the 10-year life of the 2002 plan. The 1996 Stock Option Plan has been terminated and no additional options may be granted under the plan, although currently outstanding options will continue in accordance with their terms.

Compensation of Directors

In January 2001, the Board authorized the payment of directors’ fees and stock options to outside directors. The directors’ fees consist of $500 for each meeting of the Board and $250 for each Board conference call or Board committee meeting. In addition, in each of the past three fiscal years 2000 through 2002, the Company granted to each of the outside Board members stock options to purchase 20,000 shares. The exercise price of these options was at the fair market value on the date of grant and the options vest over a period of 18 months from the date of grant, at the rate of 25% on the date of grant and an additional 25% on each six month anniversary of the date of grant. In addition, directors are reimbursed for their out of pocket expenses incurred in attending meetings of the Board of Directors and committee meetings, and the Company maintains liability insurance for its directors and officers.

Peter van Stolk Employment Agreement

In April 2002, Mr. van Stolk and the Company entered into a new two-year employment agreement (the “Employment Agreement”) beginning effective April 1, 2002 through March 31, 2004.

Pursuant to the Employment Agreement, Mr. van Stolk serves as Chief Executive Officer of the Company and receives an annual salary of $100,000. Mr. van Stolk is also eligible to receive (a) an annual performance bonus in an amount determined by the Board of Directors and (b) annual stock options equal to a minimum of four times the number of options granted to any one of the Company’s outside directors. Mr. van Stolk also receives under the Employment Agreement term life insurance in the amount of $1.5 million payable to Mr. van Stolk’s designated beneficiary. It is also contemplated under the Employment Agreement that for as long as Mr. van Stolk remains employed pursuant to the Employment Agreement, the Company’s Board of Directors will nominate Mr. van Stolk for re-election to the Board.

In addition, provided that Mr. van Stolk is employed by the Company on December 31, 2003, he will be entitled to receive a bonus in stock options to purchase up to 150,000 shares of Common Stock of the Company. These stock options will have an exercise price equal to the average weighted trading price of the Company’s Common Stock on the OTC Bulletin Board for the 10 trading days following the date of the Employment Agreement. However, the Company will be obligated to grant the stock options only if the Company has positive net income for fiscal 2003 as set forth in the Company’s audited financial statements for the 2003 fiscal year.

Mr. van Stolk may at any time, upon 14 days’ notice to the Company, elect to terminate his employment with the Company and be entitled to enter into a consulting agreement with the Company for a period not less than the balance of the time then remaining under the Employment Agreement and for compensation of not less than his then-current salary. In addition, at any time after 14 days from the date of a “change of control” of the Company or a change in the Company’s management or reporting structure, Mr. van Stolk may terminate the Employment Agreement. Upon such termination, Mr. Van Stolk will be entitled to receive from the Company (a) a payment equal to one month of his annual salary in effect at the time of his termination multiplied by the amount of months remaining under the Employment Agreement, payable in equal monthly installments over a 12-month period (but in no case shall the amount payable be less than one year’s base salary), and (b) any stock options he is entitled to receive for the year of termination. For purposes of the Employment Agreement, a “change of control” will be deemed to occur when a majority of the directors elected at any shareholders’ meeting are not individuals nominated by the Company’s then-incumbent Board of Directors.

In the event the Employment Agreement is terminated by Mr. van Stolk due to breach by the Company, or by the Company without cause, Mr. van Stolk will be entitled to receive from the Company the same amount as if the agreement were terminated upon a change of control. The Company may terminate the Employment Agreement for cause.

The Employment Agreement contains certain restrictive covenants, including confidentiality provisions and provisions precluding Mr. van Stolk from competing with the Company for up to 12 months following the term of the agreement or from soliciting employees, suppliers or distributors of the Company for up to 18 months following the term of the agreement.

In addition to the Employment Agreement, in early 2002 Mr. van Stolk elected not to receive any of the bonuses owed to him but not paid by the Company under his previous employment arrangements, and Mr. van Stolk entered into an agreement with the Company waiving his rights to, and releasing the Company from any obligations to pay, those cash bonuses.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since November 24, 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

Audit and Related Fees

The aggregate fees billed by KPMG LLP for professional services rendered to the Company for fiscal year 2002 are as follows:

Audit Fees (for audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Forms 10-QSB filed during fiscal 2002)	$37,525
Financial Information Systems Design and Implementation Fees	N/A
All Other Fees (for all other services), including tax returns	$12,695

The Audit Committee has considered that the provision of the above services is compatible with maintaining the independence of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors

Peter van Stolk

President and Chief Executive Officer

May 6, 2003

JONES SODA CO.

Proxy Card for 2003 Annual Meeting of Shareholders

May 30, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Jones Soda Co., a Washington corporation (the “Company”), hereby appoints Peter van Stolk and Jennifer Cue, or either of them, with full power of substitution, as proxies to vote all shares of stock of the Company which the undersigned shareholder is entitled to vote at the Company’s 2003 Annual Meeting of Shareholders, to be held on May 30, 2003, at 2:00 p.m. local time, at the Company’s offices located at 234 9th Avenue North, Seattle, Washington 98109 and at any adjournments or postponements thereof (the “Annual Meeting”), upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 6, 2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1, AND “FOR” THE PROPOSAL IN ITEM 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby revokes any proxy or proxies previously given.

(Continued and to be signed on the reverse side)

1.	Nominees for Election as Director

(01) Peter M. van Stolk (04) Michael M. Fleming (07) William Collin	(02) Jennifer L. Cue (05) Matthew Kellogg	(03) Ron B. Anderson (06) Peter Cooper

Mark X for only one box:
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEES BELOW

Number Only

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003

For	Against	Abstain.
☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

☐	Please check this box if you plan to attend the Annual Meeting in Person

Signature(s)	Date	, 2003

Print Name(s)

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.

Please sign, date and return this Proxy Card today, using the enclosed envelope.